UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 17, 2007

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Appointment of Ronald A. Rittenmeyer as Chief Executive Officer and Director

On July 17, 2007, the Board of Directors of Electronic Data Systems Corporation ("EDS") appointed Ronald A. Rittenmeyer as Chief Executive Officer, effective September 1, 2007, and as a director of EDS, effective July 17, 2007.  Mr. Rittenmeyer, who has served as President and Chief Operating Officer of EDS, will continue to serve as President of EDS.  Michael H. Jordan will continue to serve as Chairman of EDS.

Compensatory Arrangements with Ronald A. Rittenmeyer

In connection with Mr. Rittenmeyer's appointment as Chief Executive Officer, on July 17, 2007 the Compensation and Benefits Committee of the EDS Board of Directors (the "CBC") approved an increase in his base salary from $1,000,000 to $1,300,000 per year and increased his annual target bonus opportunity for 2007 from 110% to 125% of base salary, both effective on August 1, 2007. The CBC also approved an award to Mr. Rittenmeyer of time-vesting restricted stock units ("RSUs") under EDS' Amended and Restated 2003 Incentive Plan (the "Incentive Plan").  The fair market value of the EDS Common Stock underlying the award will be $4.5 million on the August 1, 2007 grant date.  The RSUs are scheduled to vest ratably on the first through third anniversaries of the grant date. The RSUs will vest immediately in the event (i) Mr. Rittenmeyer is involuntarily terminated by EDS (other than for cause) or voluntarily terminates his employment for "good reason" (as defined in his Executive Severance Benefit Agreement), (ii) Mr. Rittenmeyer dies or becomes totally disabled or (iii) there occurs a change-of-control of EDS (as defined in his Change of Control Employment Agreement). If Mr. Rittenmeyer is involuntarily terminated for cause or voluntarily terminates his employment for any reason other than good reason, any unvested RSUs will be forfeited.  Mr. Rittenmeyer will be entitled to receive dividend equivalents on the unvested RSUs.  EDS plans to file the form of Restricted Stock Unit Award Agreement as an exhibit to its 2007 third quarter Form 10-Q.

EDS' compensation arrangements with Mr. Jordan, who will remain as Chairman, have not been adjusted as a result of this appointment.

Amendments to Executive Employment Agreements, Equity Awards and Benefit Plans

On July 17, 2007, the CBC approved amendments to the Executive Severance Benefit Agreements, Change-of-Control Employment Agreements and certain equity award agreements with executive officers, and to the EDS Supplemental Executive Retirement Plan ("SERP"), EDS Benefit Restoration Plan and EDS Executive Deferral Plan ("EDP"), to comply with regulations promulgated in April 2007 by the United States Internal Revenue Service related to Section 409A of the Internal Revenue Code (the "Section 409A Regulations").

The CBC authorized amendments to the Executive Severance Benefit Agreements with Mr. Rittenmeyer, Senior Executive Vice President Charles S. Feld, Executive Vice President and Chief Financial Officer Ronald P. Vargo and certain other executive officers (excluding Messrs. Jordan and Heller as they do not have an Executive Severance Benefit Agreement) to require cash payments thereunder to be made six months and one day from the date of separation, with EDS to fund payment of such amount into an irrevocable rabbi trust eight days after the executive signs the release required by such agreement.

The CBC authorized the amendment of the Change of Control Employment Agreements with Mr. Jordan, Mr. Rittenmeyer, Vice Chairman Jeffrey M. Heller, Mr. Feld, Mr. Vargo and certain other executive officers to conform the definition of "change of control" therein to the definition of such term in the Section 409A Regulations. Specifically, for purposes of these Change of Control Employment Agreements, a change of control of EDS would be deemed to have occurred upon (i) an acquisition by a person or group of greater than 50% of the voting power of EDS (including any prior ownership), (ii) an acquisition of 30% or more of EDS' stock or voting power over a 12-month period, (iii) the replacement of a majority of EDS' incumbent directors during a 12-month period (excluding directors replaced with the endorsement of the Board), or (iv) an acquisition of 40% or more of EDS' assets over a 12-month period.  The CBC also approved a conforming change to the definition of "change of control" in the SERP, Benefit Restoration Plan and EDP (for post-2004 contributions) as well as in any restricted stock unit award agreement with a change of control provision.

While EDS believes it has taken steps to enable its executives to avoid taxes potentially due as a result of the Section 409A Regulations, the amended Change of Control Employment Agreements and Executive Severance Benefit Agreements will also provide for the indemnification of the executive for any Section 409A excise tax and/or penalties assessed, including a gross-up payment to compensate for the tax impact of such indemnification.

The CBC also authorized amendments to all outstanding RSU and performance vesting restricted stock unit ("P-RSU") award agreements with Messrs. Jordan, Rittenmeyer, Heller, Feld and Vargo, the Executive Severance Benefit Agreements of Messrs. Rittenmeyer, Feld and Vargo, and the Change of Control Employment Agreements of Messrs. Feld and Vargo, as well as the above-referenced agreements of certain other Specified Employees (as defined under the Section 409A Regulations), to provide that in the event of a separation that results in the accelerated vesting of RSUs or P-RSUs, after the executive signs any required release, (i) the cash equivalent value of any vested RSUs shall be paid into an irrevocable rabbi trust and be distributed to the executive six months and one day following the date of separation and (ii) the common stock underlying any vested P-RSUs shall be distributed to the executive following the end of the three-year P-RSU performance period (or, if the end of such performance period is less than six months and one day following the date of separation, the cash value thereof shall be paid into the rabbi trust and distributed to the executive at the end of such six-month and one-day period).

In addition to the foregoing amendments related to the Section 409A Regulations, the CBC also approved the amendment of the EDP to provide that upon the occurrence of a change of control, all post-2004 EDP account balances will be converted to cash and paid to participants within five business days following the change of control or, for EDP participants who separated prior to the change of control and are covered by the Section 409A Regulations (including EDS' executive officers), on the first day of the seventh month following the participant's date of separation.

EDS plans to file the amended SERP, EDS Benefit Restoration Plan, EDP and forms of Executive Severance Benefit Agreement, Change-of-Control Employment Agreement, Restricted Stock Unit Award Agreement and Performance Restricted Stock Unit Award Agreement as exhibits to its periodic report for the quarter during which the respective amendments are implemented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

July 23, 2007                                                                                                             By:    /S/ STORROW M. GORDON

                                                                                                                                          Storrow M. Gordon

                                                                                                                                          Executive Vice President

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